SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:
☐ Preliminary Information Statement
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☒ Definitive Information Statement

X AND O COSMETICS, INC.
(Name of Registrant as Specified In Its Charter)

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DEFINITIVE INFORMATION STATEMENT
AS FILED WITH THE SEC ON JANUARY 8, 2007

X AND O COSMETICS, INC.
154 Toledo Street
Farmingdale, New York 11735

January 8, 2007

INFORMATION STATEMENT

To Our Stockholders:

X and O Cosmetics, Inc. a Delaware corporation (the “Corporation”), hereby gives notice to the holders of its common stock, par value $.001 per share (the “Common Stock”) that the holders of a majority of the voting power of its outstanding Common Stock intend to take certain actions by written consent approving: (i) an amendment to the Corporation’s Articles of Incorporation (the “Amended Articles of Incorporation”) to change its corporate name to “Juma Technology Corp.” and (ii) adoption of the 2006 Stock Option Plan of Juma Technology Corp. The Board of Directors have fixed December 21, 2006 as the record date (the “Record Date”) for determining the shareholders entitled to notice of this shareholder action by written consent. A discussion of the action to be taken is contained herein. The stockholders will take this action solely for the purpose of satisfying the requirements of the Corporation’s by-laws which require that prompt notice of the taking of the corporate action without a meeting by less than a unanimous written consent be given to those stockholders who have not consented in writing.

The stockholder action by written consent will be taken pursuant to Section 228 of the Delaware General Corporation Law, which permits any action that may be taken at a meeting of the stockholders to be taken by written consent to the action by the holders of the number of shares of voting stock required to approve the action at a meeting. All necessary corporate approvals in connection with the matters referred to in this Information Statement have been obtained. This Information Statement is being furnished to all stockholders of the Corporation pursuant to Section 14(c) of the Securities Exchange Act of 1934 and the rules thereunder solely for the purpose of informing stockholders of these corporate actions before they take effect. In accordance with Rule 14c-2 under the Exchange Act, the stockholder consent is expected to become effective twenty (20) calendar days following the mailing of this Information Statement.

This action has been approved by the Board of Directors of the Corporation and will be approved by the holders of  than a majority of the voting power of our outstanding  shares of  Common Stock of the Corporation.

YOUR CONSENT IS NOT REQUIRED AND IS NOT BEING SOLICITED IN CONNECTION WITH THIS ACTION.

By order of the Board of Directors

David Giangano
President and Chief Executive Officer

X AND O COSMETICS, INC.
154 Toledo Street
Farmingdale, New York 11735

INFORMATION STATEMENT

We are required to deliver this Information Statement, to holders of our Common Stock in order to inform them that the holders of a majority of the voting power of our outstanding stock, without holding a meeting of the stockholders at which such stockholders would be entitled to vote, intend to take certain actions that would normally require such a meeting. December 21, 2006 has been fixed as the Record Date for the determination of stockholders who are entitled to receive this Information Statement.

THIS INFORMATION STATEMENT IS FIRST BEING SENT OR GIVEN TO THE HOLDERS OF OUR COMMON STOCK ON OR ABOUT JANUARY 8, 2007. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

AMENDMENT TO OUR ARTICLES OF INCORPORATION TO CHANGE OUR NAME TO
JUMA TECHNOLOGY CORP.

INTRODUCTION

Our board of directors (the “Board”) has recommended and unanimously approved an action by written consent to amend our articles of incorporation (the “Amended Articles of Incorporation”), a form of which is attached as Appendix A hereto,  to change our name to “Juma Technology Corp.” The Board further directed that the Amended Articles of Incorporation be submitted for approval by the stockholders. The holders of the majority voting power of our Common Stock approved the Amended Articles of Incorporation to change our name to “Juma Technology Corp.” by written consent dated as of the effective date.

EFFECTIVE TIME OF THE NAME CHANGE

We intend to file with the Secretary of State of the State of Delaware, as soon as practicable on or after the twentieth (20th) day that this Information Statement has been sent to our shareholders, the Amended Articles of Incorporation effectuating the name change to “Juma Technology Corp.” The Amended Articles of Incorporation will become effective upon acceptance for filing by the Secretary of State of the State of Delaware. It is presently contemplated that such filing will be made on or about January 28, 2007.

REASONS FOR THE NAME CHANGE

Our Board has determined that it is in the best interests of the Corporation to change our corporate name to “Juma Technology Corp.” to more accurately reflect the Corporation's operations and interests.

You are not required to exchange your certificate(s) of X and O Cosmetics, Inc. for new stock certificates reflecting our new name of Juma Technology Corp.

ADOPTION OF THE 2006 STOCK OPTION PLAN

INTRODUCTION

The Board has recommended and unanimously approved an action by written consent for adoption of the 2006 Stock Option Plan of Juma Technology Corp. (the “Option Plan”), a form of which is attached as Appendix B hereto, under which up to six million two hundred twenty eight thousand seven hundred fifty (6,228,750) shares of incentive and non-qualified options may be granted to employees, directors and certain key affiliates. Under the Option Plan, incentive options may be granted at not less than the fair market value on the date of grant and non-statutory options may be granted at or below fair market value. The Corporation wishes to utilize the Option Plan to attract, maintain and develop management by encouraging ownership of the Corporation's Common Stock by key employees, directors, and others.

Options under the Option Plan will be either “incentive options” (“ISOs”) under Section 422A of the Internal Revenue Code of 1986, as amended, or “non-qualified stock options” (“NQOs”) which are not intended to so qualify.

SUMMARY DESCRIPTION OF THE OPTION PLAN

The Option Plan will be administered by the Board or by committee. The Board is authorized to grant incentive stock options to officers and other key executive and management employees of the Corporation and non-qualified options to directors and others performing services to the Corporation.

If there is a stock split, stock dividend, or other relevant change affecting the Corporation's shares, appropriate adjustments would be made in the number of shares that could be issued in the future and in the number of shares and price under all outstanding grants made before the event. Future options may also cover such shares as may cease to be under option by reason of total or partial expiration, termination or voluntary surrender of an option.

The vesting period for options granted under the Option Plan are set forth in an option agreement entered into with the optionee. ISOs granted to an optionee terminate ninety (90) days after retirement termination of employment  and twelve (12) months in the event of  death or disability.

Unless otherwise provided in any option, each outstanding option shall become immediately fully exercisable in the event of: (i) a change of control of the Corporation, (ii) a merger, consolidation, reorganization or dissolution in which the Corporation does not survive, or (iii) the sale, release, exchange or disposition of substantially all the property and assets of the Corporation.

The Board may grant options qualifying as ISOs under the Internal Revenue Code of 1986, as amended, or as NQOs. The [Committee] determines the duration of each option; however, the term of an option cannot exceed ten (10) years from the date of grant and cannot exceed five (5) years in the case of a greater than ten percent (10%) shareholder. The option price for an ISO is the fair market value of a share of the Corporation's Common Stock on the date of grant, whereas the option price for an NQO may be granted at less than, equal to or greater than the fair market value. The grantee can pay the option price in cash, or if permitted, by delivering to the Corporation shares of Common Stock owned by the grantee that have a fair market value equal to the option price. Shares cannot be issued or transferred upon the exercise of an option until the option price is paid in full.

FEDERAL INCOME TAX CONSEQUENCES

The holder of an ISO does not realize taxable income upon the grant or upon the exercise of the option (although the option spread is an item of tax preference income potentially subject to the alternative minimum tax). If the stock acquired upon exercise of the option is sold or otherwise disposed of within two (2) years from the option grant date or within one (1) year from the exercise date then, in general, gain realized on the sale is treated as ordinary income to the extent of the option spread at the exercise date, and the Corporation receives a corresponding deduction. Any remaining gain is treated as capital gain. If the stock is held for at least two (2) years from the grant date and one (1) year from the exercise date, then gain or loss realized upon the sale will be capital gain or loss and the Corporation will not be entitled to a deduction. A special basis adjustment applies to reduce the gain for alternative minimum tax purposes.

An optionee does not realize taxable income upon the grant of an NQO if the exercise price is equal to the fair market value. If the exercise price is less than the fair market value, the optionee will realize income equal to the difference between the exercise of the NQO in an amount equal to the difference between the exercise price and the market value on the date of exercise. The Corporation is entitled to a deduction at the same time and in a corresponding amount.

In general, if an optionee delivers previously-owned shares in payment of the exercise price of an option, no gain or loss will be recognized on the exchange of the previously-owned shares for an equivalent number of newly issued shares. However, if the previously-owned shares delivered in payment of the exercise price were acquired pursuant to the exercise of an ISO and if the requisite option holding periods are not satisfied (see above), then the optionee will realize ordinary income on the delivery of the previously-owned shares as in the case of any other “early” disposition of option-acquired shares.

REQUIRED CONSENT

The affirmative consent of the holders of a majority of the voting power of Common Stock determined on the Record Date, is required to approve the Amended Certificate of Incorporation effecting our name change to “Juma Technology Corp and adoption of the Option Plan. The principal stockholders, which held as of the Record Date a majority of the voting power represented by the outstanding voting securities, has consented to the name change.

NO DISSENTERS’ RIGHTS

Delaware law does not provide for dissenter’s rights in connection with the approval of the actions described in this Information Statement.

NO ACTION IS REQUIRED

No other votes are necessary or required. The Corporation anticipates that the stockholder consent described in this Information Statement will become effective approximately twenty (20) days after mailing of this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We have determined the number of shares beneficially owned by each stockholder under rules promulgated by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within (60) days after December 21, 2006 through the exercise of any stock option, warrant or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner.

The following table sets forth as of December 21, 2006, certain information with respect to the beneficial ownership of the Common Stock as to (i) each person known by the Corporation to beneficially own more than five percent (5%) of the outstanding shares of the Corporation’s Common Stock, (ii) each of the Corporation’s directors, (iii) each of the Corporation’s named executives and (iv) all of the Corporation’s directors and executive officers as a group.

Name and Address:	Number of Shares Beneficially Owned:	Percentage Owned(a):

David Giangano c/o X & O Cosmetics, Inc. 154 Toledo Street Farmingdale, NY 11735	6,057,300	12.73%

Joseph Fuccillo c/o X & O Cosmetics, Inc. 154 Toledo Street Farmingdale, NY 11735	6,057,300	12.73%

Frances Vinci c/o X & O Cosmetics, Inc. 154 Toledo Street Farmingdale, NY 11735	4,974,00	10.7%

Joseph Cassano c/o X & O Cosmetics, Inc. 154 Toledo Street Farmingdale, NY 11735	4,103,800	9.0%

Mirus Opportunistic Fund C/o Mirus Opportunistic Fund p.A. Mirus Capital Mgmt. Ltd., c/o Helper GmbH Dorfplatz 2, CH-6422 Steinen, Switzerland	2,500,000	5.67%

Total:	23,692,400	50.82%

All directors and Officers as a Group (5 Persons)	22,192,400	47.5%

(a) Applicable percentage of ownership is based on 41,525,000 shares issued and outstanding on December 21, 2006.

MARKET PRICE OF COMMON STOCK

Our common stock has a par value of $.001 per share. We have filed certain disclosures with the SEC under Rule 15c2-11 in order to be quoted on the Over-the-Counter Bulletin Board under the symbol “JUMA.” Olde Monmouth Stock Transfer Co., Inc., 200 Memorial Parkway, Atlantic Highlands, NJ 07716, Phone: (732) 872-2727, Fax: (732) 872-2728, is the transfer agent for the common stock. There can be no assurance that the per share price of our common stock will increase following the name change.

PROPOSALS BY SECURITY HOLDERS

No stockholder has requested us to include any additional proposals in this Information Statement.

BROKERS, CUSTODIANS, ETC.

We have asked brokers and other custodians, nominees or fiduciaries, if any, to forward this Information Statement to for the beneficial owners of our Common Stock held of record by such.

All information concerning the Corporation contained in this Information Statement has been furnished by the Corporation. No person is authorized to make any representation with respect to the matters described in this Information Statement other than those contained in this Information Statement and if given or made must not be relied upon as having been authorized by the Corporation or any other person. Therefore, if anyone gives you such information, you should not rely on it. This Information Statement is dated January 8, 2007. You should not assume that the information contained in this document is accurate as of any other date unless the information specifically indicates that another date applies.

By order of the Board of Directors

David Giangano
President and Chief Executive Officer

Appendix A
Form of Certificate of Amendment

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That the Board of Directors of X and O Cosmetics, Inc. (the “Corporation”) has approved an action by written consent to amend the Articles of Incorporation of the Corporation from “X and O Cosmetics, Inc.”, to “Juma Technology Corp.” Therefore, Article 1 of the Certificate of Incorporation shall read:

Article 1: The name of the Corporation is “Juma Technology Corp.”

SECOND: That thereafter, pursuant to resolutions of its Board of Directors, an action by written consent of the stockholders of the Corporation was taken in accordance with Section 228 of the General Corporation Law of the State of Delaware wherein the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: This said, this amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the foregoing Certificate of Amendment has been executed this ______ day of January, 2007.

Name: David Giangano Title: President and Chief Executive Officer

Appendix B

Form of

2006 STOCK OPTION PLAN

OF

Juma Technology, Inc

Previously known as

X and O Cosmetics, Inc.

1.	PURPOSES OF THE PLAN

The purposes of the 2006 Stock Option Plan (the “Plan”) of Juma Technology, Inc., a Delaware corporation (the “Company”), are to:

1.1 Encourage selected employees, directors and consultants to improve operations and increase profits of the Company;

1.2 Encourage selected employees, directors and consultants to accept or continue employment or association with the Company or its Affiliates; and

1.3 Increase the interest of selected employees, directors and consultants in the Company's welfare through participation in the growth in value of the common stock of the Company (the “Shares”).

Options granted under this Plan (“Options”) may be “incentive stock options” (“ISOs”) intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”), or “non-qualified stock options” (“NQSOs”).

2.	ELIGIBLE PERSONS

Every person who at the date of grant of an Option is an employee of the Company or of any Affiliate (as defined below) of the Company is eligible to receive NQSOs or ISOs under this Plan. Every person who at the date of grant is a consultant to, or non-employee director of, the Company or any Affiliate (as defined below) of the Company is eligible to receive NQSOs under this Plan. The term “Affiliate” as used in the Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code. The term “employee” includes an officer or director who is an employee of the Company. The term “consultant” includes persons employed by, or otherwise affiliated with, a consultant.

3.	STOCK SUBJECT TO THIS PLAN; MAXIMUM NUMBER OF GRANTS

Subject to the provisions of Section 6.1.1 of the Plan, the total number of Shares, which may be issued under Options granted pursuant to this Plan, shall not exceed six million two hundred and twenty eight thousand and seven hundred and fifty hundred (6,228,750) Shares. The Shares covered by the portion of any grant under the Plan which expires unexercised shall become available again for grants under the Plan.

4.	ADMINISTRATION

4.1 The Plan shall be administered by either the Board of Directors of the Company (the “Board”) or by a committee (the “Committee”) to which administration of the Plan, or of part of the Plan, may be delegated by the Board (in either case, the “Administrator”). The Board shall appoint and remove members of such Committee, if any, in its discretion in accordance with applicable laws. If necessary in order to comply with Rule 16b-3 under the Exchange Act and Section 162(m) of the Code, the Committee shall, in the Board's discretion, be comprised solely of “non-employee directors” within the meaning of said Rule 16b-3 and “outside directors” within the meaning of Section 162(m) of the Code. The foregoing notwithstanding, the Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper and the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

4.2 Subject to the other provisions of this Plan, the Administrator shall have the authority, in its discretion: (a) to grant Options; (b) to determine the fair market value of the Shares subject to Options; (c) to determine the exercise price of Options granted; (d) to determine the persons to whom, and the time or times at which, Options shall be granted, and the number of shares subject to each Option; (e) to interpret this Plan; (f) to prescribe, amend, and rescind rules and regulations relating to this Plan; (g) to determine the terms and provisions of each Option granted (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable; (h) with the consent of the optionee, to modify or amend any Option; (i) to defer (with the consent of the optionee) the exercise date of any Option; (j) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option; and (k) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

4.3 All questions of interpretation, implementation, and application of this Plan shall be determined by the Administrator. Such determinations shall be final and binding on all persons.

5.	GRANTING OF OPTIONS; OPTION AGREEMENT

5.1 No Options shall be granted under this Plan after 10 years from the date of adoption of this Plan by the Board.

5.2 Each Option shall be evidenced by a written stock option agreement, in form satisfactory to the Administrator, executed by the Company and the person to whom such Option is granted.

5.3 The stock option agreement shall specify whether each Option it evidences is an NQSO or an ISO.

5.4 Subject to Section 6.3.3 with respect to ISOs, the Administrator may approve the grant of Options under this Plan to persons who are expected to become employees, directors or consultants of the Company, but are not employees, directors or consultants at the date of approval, and the date of approval shall be deemed to be the date of grant unless otherwise specified by the Administrator.

6.	TERMS AND CONDITIONS OF OPTIONS

Each Option granted under this Plan shall be subject to the terms and conditions set forth in Section 6.1. NQSOs shall also be subject to the terms and conditions set forth in Section 6.2, but not those set forth in Section 6.3. ISOs shall also be subject to the terms and conditions set forth in Section 6.3, but not those set forth in Section 6.2.

6.1 Terms and Conditions to Which All Options Are Subject. All Options granted under this Plan shall be subject to the following terms and conditions:

6.1.1 Changes in Capital Structure. Subject to Section 6.1.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board in (a) the number and class of shares of stock subject to this Plan and each Option outstanding under this Plan, and (b) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Each such adjustment shall be subject to approval by the Board in its sole discretion.

6.1.2 Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each optionee at least 30 days prior to such proposed action. To the extent not previously exercised, all Options will terminate immediately prior to the consummation of such proposed action; provided, however, that the Administrator, in the exercise of its sole discretion, may permit exercise of any Options prior to their termination, even if such Options were not otherwise exercisable. In the event of a merger or consolidation of the Company with or into another corporation or entity in which the Company does not survive, or in the event of a sale of all or substantially all of the assets of the Company in which the shareholders of the Company receive securities of the acquiring entity or an affiliate thereof, all Options shall be assumed or equivalent options shall be substituted by the successor corporation (or other entity) or a parent or subsidiary of such successor corporation (or other entity); provided, however, that if such successor does not agree to assume the Options or to substitute equivalent options therefor, the Administrator, in the exercise of its sole discretion, may permit the exercise of any of the Options prior to consummation of such event, even if such Options were not otherwise exercisable.

6.1.3 Time of Option Exercise. Subject to Section 5 and Section 6.3.4, Options granted under this Plan shall be exercisable (a) immediately as of the effective date of the stock option agreement granting the Option, or (b) in accordance with a schedule as may be set by the Administrator (each such date on such schedule, the “Vesting Base Date”) and specified in the written stock option agreement relating to such Option. In any case, no Option shall be exercisable until a written stock option agreement in form satisfactory to the Company is executed by the Company and the optionee.

6.1.4 Option Grant Date. The date of grant of an Option under this Plan shall be the date as of which the Administrator approves the grant.

6.1.5 Nontransferability of Option Rights. Except with the express written approval of the Administrator which approval the Administrator is authorized to give only with respect to NQSOs, no Option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order. During the life of the optionee, an Option shall be exercisable only by the optionee.

6.1.6 Payment. Except as provided below, payment in full, in cash, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. The Administrator, in the exercise of its absolute discretion, may authorize any one or more of the following additional methods of payment:

(a) Subject to the discretion of the Administrator and the terms of the stock option agreement granting the Option, delivery by the optionee of Shares already owned by the optionee for all or part of the Option price, provided the fair market value (determined as set forth in Section 6.1.10) of such Shares being delivered is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by delivery of such stock; and

(b) Subject to the discretion of the Administrator, through the surrender of Shares then issuable upon exercise of the Option, provided the fair market value (determined as set forth in Section 6.1.10) of such Shares is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by surrender of such stock.

6.1.7 Termination of Employment. If for any reason other than death or permanent and total disability, an optionee ceases to be employed by the Company or any of its Affiliates (such event being called a “Termination”), Options held at the date of Termination (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such Termination, or such other period of not less than 30 days after the date of such Termination as is specified in the Option Agreement or by amendment thereof (but in no event after the Expiration Date); provided, however, that if such exercise of the Option would result in liability for the optionee under Section 16(b) of the Exchange Act, then such three-month period automatically shall be extended until the tenth day following the last date upon which optionee has any liability under Section 16(b) (but in no event after the Expiration Date). If an optionee dies or becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) while employed by the Company or an Affiliate or within the period that the Option remains exercisable after Termination, Options then held (to the extent then exercisable) may be exercised, in whole or in part, by the optionee, by the optionee's personal representative or by the person to whom the Option is transferred by devise or the laws of descent and distribution, at any time within twelve months after the death or twelve months after the permanent and total disability of the optionee or any longer period specified in the Option Agreement or by amendment thereof (but in no event after the Expiration Date). For purposes of this Section 6.1.7, “employment” includes service as a director or as a consultant. For purposes of this Section 6.1.7, an optionee's employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the optionee's right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

6.1.8 Withholding and Employment Taxes. At the time of exercise of an Option and as a condition thereto, or at such other time as the amount of such obligations becomes determinable (the “Tax Date”), the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes. Such obligation to remit may be satisfied, if authorized by the Administrator in its sole discretion, after considering any tax, accounting and financial consequences, by the optionee's (a) delivery of a promissory note in the required amount on such terms as the Administrator deems appropriate, (b) tendering to the Company previously owned Shares or other securities of the Company with a fair market value equal to the required amount, or (c) agreeing to have Shares (with a fair market value equal to the required amount) which are acquired upon exercise of the Option withheld by the Company.

6.1.9 Other Provisions. Each Option granted under this Plan may contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the Option as an “incentive stock option” within the meaning of Section 422 of the Code.

6.1.10 Determination of Value. For purposes of the Plan, the fair market value of Shares or other securities of the Company shall be determined as follows:

(a) Fair market value shall be the closing price of such stock on the date before the date the value is to be determined on the principal recognized securities exchange or recognized securities market on which such stock is reported, but if selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for such stock on the date before the date the value is to be determined (or if there are no quoted prices for such date, then for the last preceding business day on which there were quoted prices).

(b) In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry, the Company's management, and the values of stock of other corporations in the same or similar line of business.

6.1.11 Option Term. Subject to Section 6.3.4, no Option shall be exercisable more than 10 years after the date of grant, or such lesser period of time as is set forth in the stock option agreement (the end of the maximum exercise period stated in the stock option agreement is referred to in this Plan as the “Expiration Date”).

6.2 Terms and Conditions to Which Only NQSOs Are Subject. Options granted under this Plan which are designated as NQSOs shall be subject to the following terms and conditions:

6.2.1 Exercise Price.

(a) Except as set forth in Section 6.2.1(b), the exercise price of an NQSO shall be not less than 85% of the fair market value (determined in accordance with Section 6.1.10) of the stock subject to the Option on the date of grant.

(b) To the extent required by applicable laws, rules and regulations, the exercise price of a NQSO granted to any person who owns, directly or by attribution under the Code (currently Section 424(d)), stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate (a “Ten Percent Shareholder”) shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.

6.3 Terms and Conditions to Which Only ISOs Are Subject. Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

6.3.1 Exercise Price.

(a) Except as set forth in Section 6.3.1(b), the exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value (determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.

(b) The exercise price of an ISO granted to any Ten Percent Shareholder shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.

6.3.2 Disqualifying Dispositions. If stock acquired by exercise of an ISO granted pursuant to this Plan is disposed of in a “disqualifying disposition” within the meaning of Section 422 of the Code (a disposition within two years from the date of grant of the Option or within one year after the transfer such stock on exercise of the Option), the holder of the stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the Option as the Company may reasonably require.

6.3.3 Grant Date. If an ISO is granted in anticipation of employment as provided in Section 5.1, the Option shall be deemed granted, without further approval, on the date the grantee assumes the employment relationship forming the basis for such grant, and, in addition, satisfies all requirements of this Plan for Options granted on that date.

6.3.4 Term. Notwithstanding Section 6.1.11, no ISO granted to any Ten Percent Shareholder shall be exercisable more than five years after the date of grant.

7.	MANNER OF EXERCISE

7.1 An optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price and withholding taxes as provided in Sections 6.1.6 and 6.1.8. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such Option was exercised.

7.2 Promptly after receipt of written notice of exercise of an Option and the payments called for by Section 7.1, the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the Option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of stock. An optionee or permitted transferee of the Option shall not have any privileges as a shareholder with respect to any shares of stock covered by the Option until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

8.	EMPLOYMENT OR CONSULTING RELATIONSHIP

Nothing in this Plan or any Option granted hereunder shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any optionee's employment or consulting at any time, nor confer upon any optionee any right to continue in the employ of, or consult with, the Company or any of its Affiliates.

9.	CONDITIONS UPON ISSUANCE OF SHARES

Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”).

10.	NON-EXCLUSIVITY OF THE PLAN

The adoption of the Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under the Plan.

11.	AMENDMENTS TO PLAN

The Board may at any time amend, alter, suspend or discontinue this Plan. Without the consent of an optionee, no amendment, alteration, suspension or discontinuance may adversely affect outstanding Options except to conform this Plan and ISOs granted under this Plan to the requirements of federal or other tax laws relating to incentive stock options. No amendment, alteration, suspension or discontinuance shall require shareholder approval unless (a) shareholder approval is required to preserve incentive stock option treatment for federal income tax purposes or (b) the Board otherwise concludes that shareholder approval is advisable.

12.	EFFECTIVE DATE OF PLAN; TERMINATION

This Plan shall become effective upon adoption by the Board; provided, however, that no Option shall be exercisable unless and until written consent of the shareholders of the Company, or approval of shareholders of the Company voting at a validly called shareholders' meeting, is obtained within twelve months after adoption by the Board. If such shareholder approval is not obtained within such time, Options granted hereunder shall be of the same force and effect as if such approval was obtained except that all ISOs granted hereunder shall be treated as NQSOs. Options may be granted and exercised under this Plan only after there has been compliance with all applicable federal and state securities laws. This Plan shall terminate within ten years from the date of its adoption by the Board.